                               Amendment No. 1 to

       Intellectual Property Rights License Agreement; dated August, 1997

     WHEREAS, this Amendment to the Intellectual Property Rights License Agreement is effective as of April 6, 2000, (hereinafter "Effective Date");

     WHEREAS, Effective as of December 31, 1998, McGraw-Edison Company assigned this Agreement to Cooper Bussmann, Inc., a corporation of Delaware, acting through its Cooper Electronic Technologies having a place of business at 114 Old State Road (P.O. Box 14460) Ellisville, MO. 63021-5942 (hereinafter "CET");

     WHEREAS, CET has been purchasing SurgX compounded material from SurgX and has been selling SurgX transient voltage surge suppression products for use in the electronic circuits industry;

     WHEREAS, SurgX and CET desire to enable CET to compound the SurgX material to allow CET to produce devices that achieve all desired operating characteristics specified by CET;

     WHEREAS, SurgX possess certain information that has not been previously disclosed to CET that will enable CET to compound the SurgX material; (referred to as being "SurgX Confidential Information.")

     WHEREAS, SurgX desires to disclose such SurgX Confidential Information to CET to enable CET to continue to manufacture and sell SurgX products pursuant to this Intellectual Property Rights License Agreement;

     NOW, THEREFORE, in consideration of the above premises and mutual covenants hereinafter contained, SurgX and CET hereby amend the Intellectual Property Rights License Agreement; as agreed as follows:

     A. Amend Section 4 by adding the following clause at the end thereof:

        "4.7. The additional information that SurgX shall disclose to CET under this agreement shall include at least the following:

        a. All information that has been collected and stored pursuant to the Escrow Agreement including specifically the entire contents of the Escrow deposits made on August 11, 1997, and January 25, 1999;


        b. All raw material purchasing specifications and or instructions;


        c. All material handling, storage, shipping specifications and or instructions or other similar information in the possession of SurgX;


        d. All manufacturing, processing, finishing specifications, final quality control procedures, historical test data, test equipment designs and or instructions and


        e. Other similar information in the possession of Surgx"


     B. The additional information referred to in the above section 4.7 shall be considered "Confidential Information" under section 12 of Intellectual Property Rights License Agreement dated August 1997.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives and to be effective as of the Effective date specified on the first page of this Amendment.

SURGX CORPORATION                           COOPER BUSSMAN, INC.
                                         Cooper Electronic Technologies

By /s/ Mitchel Underseth                By /s/ Steven D Hogge
   ---------------------                   ------------------

Typed: Mitchel Underseth                    Typed: Steven D Hogge

Title:  C.F.O.                              Title: V.P.

Date: 4/6/2000                              Date: 4/10/2000